EXHIBIT 1


                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                SCHEDULE OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                     Nine Months Ended                    Nine Months Ended
                                                   May 31,         May 31,             May 31,          May 31,
                                                    1997            1996                1997             1996
                                                 ----------      ----------          ---------         ---------
Weighted average shares of common stock           6,200,300       6,155,700          6,195,200         6,127,700

Impact of dilutive stock options of
553,600 and 207,800 as of May 31, 1997
and May 31, 1996, respectively                        --             38,300              --                --
                                                  ---------       ---------          ---------         ---------

Weighted average shares of common stock           6,200,300       6,194,000          6,195,200         6,127,700
                                                  =========       =========          =========         =========

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